MANAGEMENT SERVICES AGREEMENT
                          -----------------------------


     THIS AGREEMENT made and entered into this 8th day of May, 1998, by and between ORGANIC FOOD PRODUCTS, INC., a California corporation (hereinafter referred to as "Company") and GLOBAL NATURAL BRANDS, LTD., an Illinois corporation (hereinafter referred to as "Manager"), effective as of the 15th day of April, 1998.

                               W I T N E S S E T H
                               -------------------


     WHEREAS, Company is in the business of manufacturing and distributing organic and natural food and beverage products;


     WHEREAS, Manager is experienced in the management of food and beverage product manufacture, marketing and sales;


     WHEREAS, Company desires to arrange by contract for the management, administration and day-to-day operation of Company on the terms and conditions set forth herein; and


     WHEREAS, Manager desires to enter into an agreement to provide strategic, operations and administrative management services to Company;


     NOW, THEREFORE, in consideration of the mutual promises, and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                    ---------

                                   MANAGEMENT

     1.1. Agreement to Manage and Operate. Manager shall have the sole and exclusive right and obligation to administer, maintain, manage, and operate Company, including the authority and responsibility to supervise all aspects of the operation of Company, as an independent contractor, during the term of this Agreement, and on and subject to the terms, covenants and conditions herein contained.

     1.2. Retention of Authority by Board of Directors. Company, acting through its board of directors, shall at all times, maintain and exercise absolute control over the assets and operation of Company. Manager shall perform the functions described in this Agreement to be performed by it in accordance with the policies, directives and by-laws adopted from time to time by Company's board of directors. By entering into this Agreement, Company does not delegate to Manager or to the employees of Manager who provide services in accordance with this Agreement, any of the powers, duties or responsibilities vested in the board of directors. The board of directors of Company may, in accordance with the terms of this Agreement, direct Manager to implement policy and may adopt as policy of Company recommendations and/or proposals made by Manager. The relationship created by this Agreement is one of principal (Company) and agent (Manager) and nothing to the contrary shall be suggested by or interpreted into the terms of this Agreement.

                                   ARTICLE II
                                   ----------

                                DUTIES OF MANAGER

     2.1. Planning and Operation. Except as Company and Manager shall otherwise agree, during the term of this Agreement, Manager shall be responsible for the operation of the business of Company on a day-to-day basis ("Services"). Manager shall have the authority to take whatever action it deems reasonably necessary or appropriate to fulfill its duties. Manager's responsibilities are broadly defined to ensure that all matters necessary and appropriate for the successful management and operation of Company are performed. Manager's responsibilities include, but are not limited to, performance of the following activities to be conducted at the sole expense of Company:

          (a) To obtain and maintain such approvals under applicable law as may be necessary to operate Company;

          (b) To develop and implement a program for marketing Company's products, including public relations and advertising;

          (c) To manage the food manufacturing and distribution operations of Company;

          (d) To keep Company's facilities in good order and repair, and in a clean, safe and sanitary condition and to arrange for any and all necessary repair, maintenance and replacement of any necessary aspect of such facilities as Manager deems necessary and appropriate;

          (e) To make any and all necessary alterations or improvements to Company's facilities as Manager deems necessary or appropriate for the successful operation of a food products manufacturing facility;

          (f) To develop and implement strategic plans on behalf of Company;

          (g) To hire and  supervise  all  personnel  and outside  services  and
     recruit  such  personnel  and  services  as  Manager  deems   necessary  or
     appropriate for operation of Company's facilities;

          (h) To provide for and purchase all necessary equipment, inventory, supplies, materials and services, necessary or appropriate for the operation of Company's facilities; provided, however, that any capital purchase in excess of $50,000 which has not been specifically approved in a capital budget shall require approval of the board of directors of Company;

          (i) To arrange payment of any and all taxes when same are due and payable for the operation of Company's facilities;

          (j) To manage billing functions and collect accounts receivables;

          (k) To arrange payment, on a timely basis, of all costs associated with the day-to-day operation of Company's facilities;

          (l) To ensure that financial systems and services, including the preparation of necessary and appropriate operating and capital budgets and other financial reports, are developed and maintained;

          (m) To obtain and maintain insurance for Company including, where appropriate, public liability, product liability, directors and officers liability, reinsurance, stop-loss protection, catastrophic loss insurance and casualty and extended coverage insurance in such amounts and with such insurers as Manager deems appropriate;

          (n) To develop and perform all other matters necessary or appropriate for the successful operation of Company's business; and

          (o) To prepare such reports for the board of directors of Company as appropriate for the successful operation of Company's business and as required by the board of directors of Company to properly perform its duties.

     2.2. Expenses. Company shall bear full responsibility for all expenses incurred in connection with the discharge of the Services hereunder, including, specifically, all costs related to the manufacture and distribution of food products, materials, supplies, personnel, insurance costs, taxes, maintenance and repairs, fees of outside accountants, legal expenses, and administrative expenses incurred in connection with Company's business. Manager's compensation for performing its duties hereunder, as set forth in Article IV hereof, reflects that Company bears the expense of matters related to the operation of Company's business. Company shall bear such expenses whether or not the business of Company generates sufficient revenues to cover such expenses.

                                   ARTICLE III
                                   -----------

                          MANAGERS AND OTHER PERSONNEL

     3.1 Initial Key Personnel. Manager's recommendations regarding the types of key positions which are critical in the opinion of Manager to the delivery of the Services are set forth in Exhibit A. The persons initially appointed to fill said key positions are set forth in Exhibit A. Company agrees to the engagement of such key personnel and their appointment and election to the offices of Company set forth in Exhibit A, and said key personnel shall assume their respective duties on the date hereof. Said key personnel shall perform their respective duties at the primary executive office of Company as designated by the board of directors of Company. Messrs. Swallow, O'Gorman and Barbeau shall relocate, as soon as practicable, to the greater metropolitan area at which the primary executive office of Company is located. Each of these positions shall be filled by properly qualified individuals continually during the term of this Agreement. If an unanticipated vacancy (whether due to resignation, disability or death) occurs, Manager shall act to fill such vacancy as soon as practicable, subject to the approval of the board of directors of Company.

     3.2 Compensation of Manager's Personnel. All key personnel and other personnel providing Services pursuant to this Article III shall be and remain employees of Manager and shall be compensated by Manager; provided, however, that Manager's personnel shall participate in the medical, life and disability insurance programs of Company, subject to reimbursement by Manager.

                                   ARTICLE IV
                                   ----------

                             COMPENSATION TO MANAGER

     4.1. Definitions. For purposes of this Article IV, the following terms shall have the definitions set forth below:

                           "EBITDA" shall mean, with respect to any fiscal year,
                  the excess of total revenues over total expenses for such period, on a consolidated basis, before provision for interest expense, income taxes, depreciation and amortization for such period and after elimination of intercompany items, and excluding therefrom any compensation (other than expenses) to Manager hereunder, any extraordinary item and any gain resulting from the sale, exchange or other disposition of assets not made in the ordinary course of business, all calculated in accordance with generated accepted accounting principles consistently applied.

                           "EBITDA Improvement" shall mean, for any fiscal year,
                  the cumulative increase in EBITDA of the Company over the Normalized 1998 EBITDA through the last day of such fiscal year based upon the audited financial statements of Company prepared in accordance with generally accepted accounting principles consistently applied.

                           "Normalized 1998 EBITDA" shall mean EBITDA of Company
                  for the fiscal year ending June 30, 1998, based upon the audited financial statements of Company, prepared in accordance with generally accepted accounting principles consistently applied, adjusted (i) by an amount agreed to by Manager and Company, and (ii) with respect to each acquisition completed by Company after the date hereof, by adjusting Normalized 1998 EBITDA by an amount equal to the trailing twelve-month EBITDA of the acquired entity calculated in a manner consistent with the Normalized 1998 EBITDA of Company.

     4.2. Base Fee. From the date hereof through June 30, 1999, Company shall pay to Manager for the Services to be rendered hereunder a base fee of ("Base Fee") of $300,000. Such fee shall be payable in equal monthly payments. Company shall receive a credit against payment of the Incentive Fee (as defined in Section 4.3 below) in an amount equal to the Base Fee payments made to Manager.

     4.3 Incentive Fee. Company shall also pay to Manager for the Services to be rendered hereunder, an additional fee based upon the financial performance of the Company ("Incentive Fee"). Incentive Fee shall be payable in equal monthly payments as a draw against forecasted EBITDA Improvement for the relevant fiscal year. The Incentive Fee for each fiscal year shall be reconciled with actual EBITDA Improvement for such fiscal year, based upon Company's audited financial statements for such fiscal year, prepared in accordance with generally accepted accounting principles consistently applied. Any under-payment of the Incentive Fee during any fiscal year shall be paid within thirty (30) days of the reconciliation prepared for such fiscal year. Any over-advance paid during a fiscal year shall ratably reduce the Incentive Fee payments scheduled to be paid (based upon forecasted EBITDA Improvement) in the immediately following fiscal year. The Incentive Fee shall be calculated as follows:

               a. April 15, 1998 Through June 30, 1999. Subject to a minimum of $300,000 and a maximum of $1,200,000, (i) prior to the completion of the first acquisition transaction of Company exceeding $14,000,000 of annual revenues acquired ("Acquisition Transaction"), the Incentive Fee shall equal fifty percent (50%) of the first $1,000,000 of EBITDA Improvement, plus twenty-five percent (25%) of the next

          $1,000,000 of EBITDA Improvement, plus fifteen percent (15%) of the remaining EBITDA Improvement and (ii) after an Acquisition Transaction, the Incentive Fee shall equal fifteen percent (15%) of EBITDA Improvement, prorated for the period following the Acquisition Transaction through June 30, 1999. In addition, with respect to the period prior to an Acquisition Transaction, the aggregate monthly draws against forecasted EBITDA Improvement for such period shall be limited to $500,000 and shall be made in equal monthly amounts. With respect to the periods subsequent to an Acquisition Transaction, the aggregate monthly draws against forecasted EBITDA Improvement shall be equal to the greater of (i) the Incentive Fee based upon the forecasted EBITDA Improvement for such periods or (ii) $990,000, and such draws shall be made in equal monthly amounts and shall be prorated for partial fiscal years.

               (b) After June 30,  1999.  Ten percent  (10%) of EBITDA
          Improvement.

               (c) To the extent that the aggregate Base Fee and Incentive Fee scheduled to be paid during the period ending June 30, 1999 (based upon forecasted EBITDA Improvement) shall be less than $990,000, Manager shall secure such projected overadvance with a pledge to Company of 140,000 shares of Company stock owned by Manager. Manager shall pay interest at the annual interest rate generally available to Company under its commercial line of credit on the actual shortfall amount, if any, determined upon the fiscal year end Incentive Fee reconciliation.

   4.4 Stock Options.

               (a) In addition to the Base Fee and  Incentive Fee paid
          hereunder, Company shall issue to Manager on the date hereof options for the purchase of common stock of Company at a strike price equal to $2.50 per share provided, however, that if the average closing bid price for the twenty (20) trading days immediately following the release of the lock-up referred to in Section 7.3 hereof shall be less than $2.50 per share, then the strike price shall be equal to such average price, but in no event shall the strike price be lower than $2.25 per share. Such stock options shall be issued in an amount equal to twenty-five percent (25%) of the currently outstanding shares of capital stock of Company, to equal twenty percent (20%) of the outstanding shares of capital stock of Company after issuance of the stock options. Twenty-five percent (25%) of such stock options shall vest each fiscal year over a four (4) fiscal year period, subject to achievement of the share price improvement and EBITDA Improvement performance objectives agreed to by Company and Manager each fiscal year, which performance objectives shall be reasonable and attainable. Each such performance objective shall determine the vesting of fifty percent (50%) of the stock options in each fiscal year Share price improvement objectives shall be measured based upon the average closing bid price as reported on NASDAQ for the twenty (20) trading days immediately following the release of the lock-up referred to in Section
          7.3 hereof and shall be measured against the highest closing bid price sustained or surpassed for ten (10) consecutive trading days as reported on NASDAQ for the respective fiscal year. Any vested stock options may be exercised by Manager at any time for a four-year period following the date of vesting. The stock options issued hereunder shall be subject to customary documentation applicable to similar transactions, or to a stock option plan approved by the board of directors of Company.

               (b) Except for the product recall undertaken by Company in the third fiscal quarter of the fiscal year ending June 30, 1998, if any matter or condition which has existed or occurred prior to the effective date of this Agreement, which matter or condition results in a material adverse effect on the market price of Company's shares after the effective date of this Agreement, but prior to July 1, 1999, the stock options subject to the achievement of share price improvement performance objectives for the fiscal year ending June 30, 1999, shall automatically vest for such fiscal year.

     4.5 Reimbursement of Expenses. Company shall reimburse Manager for all actual out-of-pocket expenses of any nature or type incurred in providing the Services to Company and preparation, negotiation and completion of this Agreement. Such expenses include, but are not limited to, travel expenses such as lodging, meals, equipment and vehicle rental. When travel is necessary or required, Manager's employees shall be entitled to travel expense reimbursement in accordance with Manager's travel policy. Company shall reimburse Manager for all such charges actually incurred by Manager. Manager shall maintain receipts to document expenses charged to Company, and shall provide copies of those receipts attached to his expense report to Company within a reasonable period of time. Company shall pay such expenses within fifteen (15) days of receipt of the expense report. Manager shall be reimbursed for use of its automobiles in connection with the Services, at a mileage rate of 31.5 cents per mile, or the maximum mileage rate allowed by the Internal Revenue Service, whichever is greater. In the event that it becomes reasonably necessary for Manager or its employees to relocate in order for Manager to perform its obligations hereunder, Company shall pay all associated moving and relocating expenses not to exceed $225,000. Company shall also pay Manager the amount of $15,000 to reimburse Manager its reasonable out-of-pocket expenses incurred prior to the effective date of this Agreement in connection with each completed acquisition transaction in the amount of $15,000.

                                    ARTICLE V
                                    ---------

                          CAPITAL INVESTMENT BY MANAGER

     5.1. Initial Stock Purchase. Company shall sell and Manager or its affiliate shall purchase common stock of Company at an aggregate purchase price of $1,000,000. The price per share shall be $2.50 per share. If the average closing bid price as reported on NASDAQ for the twenty (20) trading days immediately following the release of the lock-up referred to in Section 7.3 hereof shall be less than $2.50 per share, the purchase price shall be adjusted to equal such average price, but in no event shall the purchase price be lower than $2.25 per share. Said shares shall be subject to a twelve (12) month lock-up on public trading.

     5.2. Purchase Schedule. $500,000 of said purchase shall be completed on or before the later to occur of: (i) approval of the strategic plan set forth in
Article VI hereof, or (ii) thirty (30) days after the execution of this Agreement; and $500,000 of said purchase shall be completed on or before the earlier to occur of (i) thirty (30) days after the completion of the first Acquisition Transaction, or (ii) twelve (12) months after the execution of this Agreement.

                                   ARTICLE VI
                                   ----------

                           ADOPTION OF STRATEGIC PLAN

     6.1. Strategic Plan. On or before May 31, 1998 Manager shall develop and present to the board of directors of Company for approval a strategic plan for Company substantially derived from Manager's "Integration and Growth Strategy" presentation previously presented to the board of directors of Company.

                                   ARTICLE VII
                                   -----------

                             ORGANIZATION OF COMPANY

     7.1. Representation on Board of Directors. The Company agrees that, at all times during the term hereof, subject to shareholder approval, the board of directors of Company shall consist of seven (7) directors, one of whom shall be the President / Chief Executive Officer of Company. The other members of the board of directors shall be elected by the shareholders as set forth in the organizational documents of Company; provided, however, that, subject to shareholder approval, no shareholder who votes for the election of himself or herself to the board of directors, shall vote for the election of any other candidate for membership on the board of directors and, provided further, that all directors shall be required to have a direct or indirect monetary investment in Company in excess of $25,000.

     7.2. Amendment to Organizational Documents. To the extent permitted by applicable law, Company shall amend the corporate organizational documents of Company to fully implement the provisions of this Article. To the extent said corporate organizational documents are not permitted by applicable law to be so amended, Company shall cause each person holding in excess of five percent (5%) of the outstanding capital stock of Company to execute and deliver a shareholders agreement which fully implements the provisions of this Agreement.

     7.3. Release of Lock-Up. Company represents and warrants that the lock-up established by Sentra Securities Corporation on the private and public sale of the common stock of Company held by Sentra Securities Corporation and its clients shall expire on or before August 11, 1998.

     7.4. Registration. Company shall file, as promptly as practicable after August 11, 1998 and in no event later than September 30, 1998, a registration statement under the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, covering the sale and resale (if necessary to permit the unrestricted resale of the shares to be purchased pursuant to Section 5.1 hereof and the shares underlying the stock options granted Manager pursuant to Section 4.4 hereof).

     7.5. Change in Control. A Change in Control (as hereinafter defined) shall constitute cause to terminate this Agreement pursuant to Section 9.2(b) hereof. Upon such termination, all Base Fees, Incentive Fees and other amounts due or to be paid Manager during the Initial Term of this Agreement shall become immediately due and payable, and all stock options granted hereunder shall immediately vest and be immediately exercisable without further action. For the purposes of this Section, a Change in Control shall mean the acquisition, whether directly or indirectly, by any person or "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of more than fifty percent (50%) of the capital stock of Company, and the termination of this Agreement pursuant to Section 9.3(c) hereof.

                                  ARTICLE VIII
                                  ------------

                  RECORDS, CONFIDENTIALITY AND NON-SOLICITATION

     8.1. Ownership of Records. All business records relating to Company's business shall be the sole property of Company.

     8.2. Confidentiality. Manager shall hold in confidence and not disclose to any party without the prior written consent of Company any proprietary or confidential information of Company. Proprietary or confidential information refers to any information not generally known among Company's competitors and that has commercial value to Company ("Confidential Information"). By way of illustration, but not limitation, Confidential Information includes (a) developments, improvements, trade secrets, formulae, processes, techniques, know-how and data; (b) plans for research, development, new products, marketing and selling; information related to business plans, acquisitions, strategic plans, budgets and unpublished financial statements; prices and costs; information regarding suppliers and customers; and (c) any information designated by Company as confidential. Manager may disclose Confidential Information to its employees who agree to sign a confidentiality and non-solicitation agreement with Company. Manager may also disclose Confidential Information to its and Company's advisors and consultants as necessary to fulfill Manager's obligations under this Agreement, provided that each recipient is informed of the nature of the Confidential Information and agrees to act in accordance with the terms of this paragraph. The obligation under this paragraph shall survive termination of this Agreement.

     8.3. Non-solicitation and Non-competition. During the term of this Agreement and for a period of 18 months thereafter, neither Manager nor its employees shall, directly or indirectly, solicit for employment or hire any employee of Company. During the term of this Agreement, neither Manager nor its employees shall, directly or indirectly, engage in any activity, or have any interest in any firm, corporation or business, that engages in any activity, in any of the counties of the State of California, any state of the United States, or any country in which Company conducts business, in the manufacturing or distribution of organic or natural food or beverage consumer products, as long as Company shall engage in material activity in such jurisdiction.

                                   ARTICLE IX
                                   ----------

                              TERM AND TERMINATION

     9.1. Term. The term of this Agreement shall commence on the date hereof and continue through the period ending June 30, 2002 ("Initial Term") , unless sooner terminated by the written agreement of the parties or as set forth in this Article IX. This Agreement shall be thereafter automatically renewed for additional one (1) year terms, unless sooner terminated by the written agreement of the parties or as set forth in this Article IX. Any such renewal shall be on the terms and conditions herein set forth.

     9.2. Termination by Manager. Manager may terminate this Agreement:

               (a) If Company fails to pay any monies due to Manager pursuant to this Agreement within thirty (30) days after receipt of an invoice or otherwise becoming due and such failure continues uncured for a period of thirty (30) days after receipt by the board of directors of Company of written notice specifying such failure;

               (b) If Company  shall fail to keep,  observe or perform
          any  material  covenant,  obligation,   agreement,  term  or
          provision of this Agreement to be kept, observed or performed by it, and such default shall continue for a period of thirty (30) days after written notice; provided, however, if any such default is of a nature that it cannot reasonably be remedied within such thirty (30) day period, Company shall not be in default hereunder if it commences to correct such default within thirty (30) day period and continually exercises diligence thereafter to correct such default; or

               (c) For any reason, upon giving nine (9) month's prior written notice to Company.


    c.  Termination by Company.  Company may terminate this Agreement:

               (a) If, upon the second anniversary date of this Agreement and every subsequent anniversary date thereafter, Manager has failed to meet the minimum threshold performance requirements agreed to by Company and Manager each fiscal year, and Company gives Manager six (6) months' written notice of its intent to terminate with respect to such second anniversary date and three (3) months' written notice with respect to each anniversary date thereafter;

               (b) If Manager  shall fail to keep,  observe or perform
          any  material  covenant,  obligation,   agreement,  term  or
          provision of this Agreement to be kept, observed or performed by it, and such default shall continue for a period of thirty (30) days after written notice; provided, however, if any such default is a nature that it cannot reasonably be remedied within such thirty (30) day period, Manager shall not be in default hereunder if it commences to correct such default within the thirty (30) day period and continually exercises diligence thereafter to correct such default; or

               (c) For any reason, as of the last day of any fiscal quarter, upon giving nine (9) months' prior written notice to Manager; provided, however, that the Incentive Fee shall be reconciled for the relevant period prior to the effective date of such termination; and further provided that if this Agreement is terminated pursuant to this Section 9.3(c), all stock options earned and vested hereunder, on a pro rata basis to the last day of such fiscal quarter, shall immediately become exercisable.

     9.4. Rights Upon Termination. Except as otherwise specifically stated in this Agreement, and except as set forth in Section 7.5 hereof, all rights, duties and obligations of the parties under this Agreement shall cease upon the effective date of termination, and all stock options not yet exercisable shall immediately terminate. Upon any termination of this Agreement, Manager shall repay Company any over-advance of the Incentive Fee under Section 4.3 hereof. If this Agreement is terminated under Sections 9.2(a) or (b), or 9.3(c), Company shall pay Manager any shortfall of the Incentive Fee earned up to the termination date on a pro rata basis. Upon any such termination, the payment required to be made by Company or Manager, as applicable, shall be paid within thirty (30) days of the prompt and reasonable determination of the over-advance or shortfall by the independent certified public accountants of Company, subject to final reconciliation with actual EBITDA Improvement for the subject fiscal year based upon Company's audited financial statements for such fiscal year, prepared in accordance with generally accepted accounting purposes consistently applied. Any final reconciliation of amounts due shall be paid by Company or Manager, as applicable, within thirty (30) days of delivery of such reconciliation.

                                    ARTICLE X
                                    ---------

                                 INDEMNIFICATION

     10.1. Indemnification. Company agrees to indemnify, defend and hold harmless Manager and all its officers, directors, shareholders, employees (including, without limitation, the key personnel set forth in Exhibit A hereto) affiliates and agents (the "Indemnified Parties") from and against all losses, damages, claims, liability and expenses (including attorneys' fees and costs), whether based on contract or tort, arising out of or in any way relating to: (a) the performance of the Services pursuant to this Agreement; provided, however, Company's responsibility to indemnify an Indemnified Party shall not apply to such Indemnified Party's intentional malfeasance, acts or omissions that such Indemnified Party knew were unlawful or which did not reasonably believe to be in Company's best interest, or which were grossly negligent; (b) Company's failure to comply with the terms of this Agreement; or (c) arising from or related to matters occurring prior to the effective date of this Agreement.

     10.2. Directors and Officers Insurance. During the term of this Agreement, Company shall obtain and maintain policies of insurance providing directors' and officers' liability coverage with such limits of coverage as are prudent for incorporated businesses similar in nature to the business of Company, as approved by the board of directors of Company.

                                   ARTICLE XI
                                   ----------

                            MEDIATION AND ARBITRATION

     11.1. Mediation. Except as otherwise provided in this Agreement, all claims, disputes and other matters requiring resolution and arising out of or relating to this Agreement or any breach thereof, and which are not resolved informally between the parties, may be submitted by either party to the American Arbitration Association for non-binding arbitration at San Francisco, California, in accordance with the Commercial Mediation Rules of the American Arbitration Association. Either party may request mediation by written notice to the other party. The request shall be made within a reasonably time after the claim, dispute or other matter in question has arisen, and in no event shall such notice be given after legal or equitable proceedings based on such claim, dispute or other matter in questions would be barred by the applicable statute of limitations. The parties agree, notwithstanding the provisions of this
Section 11.1, that a party shall be entitled to pursue remedies for emergency or preliminary injunctive or equitable relief in any court of competent jurisdiction, provided that there shall be a stay of such judicial proceedings with regard to the merits of the dispute arising out of or relating to this Agreement pending mediation of all underlying claims between the parties immediately following the issuance of any such emergency or preliminary injunctive or other equitable relief.

     11.2 Arbitration. Except as otherwise provided in this Agreement, all claims, disputes and other matters requiring resolution and arising out of or relating to this Agreement or any breach thereof, and which are not resolved through mediation pursuant to Section 11.1 above, may be submitted by either party to the American Arbitration Association for binding and confidential arbitration at San Francisco, California, in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Either party may demand arbitration by written notice to the other party. The request shall be made within sixty (60) days after mediation proceedings have been terminated. The award rendered by the arbitrator(s) shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof. The arbitrator(s) may require discovery and render equitable types of relief and, in such event, any court having jurisdiction thereof may enter an order to enforce certain provisions of this Agreement. The parties agree that the parties shall be entitled to pursue remedies for emergency or preliminary injunctive or equitable relief in any court of competent jurisdiction, provided that there shall be a stay of such judicial proceedings with regard to the merits of the dispute arising out of or relating to this Agreement pending arbitration of all underlying claims between the parties immediately following the issuance of any such emergency or preliminary injunction or other equitable relief.

                                   ARTICLE XII
                                   -----------

                             CONSTRUCTION AND EFFECT

     12.1. Notices. Any notice, request, demand, statement or consent made hereunder shall be in writing and sent to Manager and Company by registered or certified mail, return receipt requested and postage prepaid, to the following addresses:


             To Manager:      Global Natural Brands, Ltd.
                              104 Wilmot Road
                              Suite No. 300
                              Deerfield, Illinois   60015
                              Attention:  President and Chief
                                          Executive Officer

             To Company:      Organic Food Products, Inc.
                              550 Monterey Road
                              Morgan Hill, California 95037
                              Attention:  Chairman of the Board

Notices and demands shall be deemed to have been given when so mailed. Either party may change the address to which notices and demands to it are to be given by notifying the other party thereto in writing of a new address to be used for such purposes

     12.2. Assignment. Neither party may assign this Agreement or any right or obligation under this Agreement without the prior written consent of the other party. Any purported assignment without such consent, shall be void and ineffective.

     12.3. Independent Relationship. Manager is an independent contractor and not an employee, joint venturer or partner of Company, and nothing in this Agreement shall be construed as creating any other relationship between Company and Manager, or between any employee or agent of Manager and Company. Accordingly, unless expressly provided to the contrary herein, neither Manager nor any of its employees will participate in or be entitled to any benefit under Company's benefit programs or plans now existing or hereafter created, including, without limitation, Company's pension plan, savings plan and medical, life, disability and accidental death insurance plans. Manager's employees shall, at all times, remain employees of Manager, which shall be solely responsible for all aspects of their employment, including, without limitation, compensation, benefits, payment or withholding of taxes, social security, medicare, unemployment or other insurance, and workers' compensation. Manager agrees to comply with all laws, rules, regulations and ordinances applicable to it as an employer, including, without limitation, the withholding and contribution provisions of any law affecting the income or payroll of its employees, as well as any state unemployment or worker's compensation acts.

     12.4. Governing Law. All of the terms and provisions of this Agreement and the rights and obligations of the parties hereunder shall be interpreted and enforced in accordance with the laws of the State of California.

     12.5. Warranty and Disclaimer. Manager warrants to Company that the Manager and Manager's personnel will utilize their best efforts to furnish reasonably required services and that, in doing so, they will exercise such skills and diligence as Company might reasonably expect of individuals with comparable qualifications employed in similar positions. IN THE EVENT THAT MANAGER FAILS TO MEET ITS WARRANTY OBLIGATIONS AS SET OUT HEREIN OR OTHERWISE FAILS TO MEET ITS OBLIGATIONS UNDER THIS AGREEMENT PURSUANT TO ARTICLE IX HEREOF, COMPANY'S ONLY REMEDIES SHALL BE TO TERMINATE THIS AGREEMENT. THE FOREGOING WARRANTY IS MADE TO COMPANY ONLY, AND IS EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, WHETHER WRITTEN, ORAL OR IMPLIED (INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR PURPOSE). NO CONSEQUENTIAL DAMAGES, INCIDENTAL DAMAGES OR OTHER INDIRECT OR SPECIAL DAMAGE OR LOSS, SUCH AS, BUT NOT LIMITED TO, LOSS OF PROFITS, LOSS OF

GOOD WILL, LOSS OF BUSINESS OPPORTUNITY OR LOSS OF EXECUTIVE OR EMPLOYEE TIME SHALL BE RECOVERABLE BY COMPANY AND ARE SPECIFICALLY DISCLAIMED. THE FOREGOING LIMITATIONS OF LIABILITY AND REMEDIES REPLACE ANY AND ALL THEORIES OF ACTION, CAUSES OF ACTION OR THEORIES OF DAMAGE WHICH MAY OTHERWISE BE BROUGHT BY COMPANY INCLUDING, WITHOUT LIMITATION, ACTIONS BASED ON STATUTE, CONTRACT, BREACH OF WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER TORT THEORY.

     12.6. Separability. Should one or more of the provisions hereof or any given application of any particular provision hereof be found invalid or unenforceable by a court of appropriate jurisdiction, the parties hereto recognize and agree that the remainder of this Agreement shall remain in full force and effect and be enforceable in accordance with its terms.

     12.7. Survival. The provisions of Articles X and XI and Section 12.5 shall survive any termination of this Agreement.

     12.8. Entire Agreement. This Agreement contains the entire agreement between the parties hereto, and no representations or agreement, oral or otherwise, between the parties not embodied herein or attached hereto shall be of any force and effect. Any additions or amendments to this Agreement subsequent hereto shall be of no force and effect unless in writing and signed by the parties hereto.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the year and date first above written.

                                     ORGANIC FOOD PRODUCTS, INC.



                                     By:
                                         ---------------------------------------
                                         Name:
                                               ---------------------------------

                                         Its:
                                               ---------------------------------

                                     GLOBAL NATURAL BRANDS, LTD.



                                     By:
                                         ---------------------------------------

                                         Name:
                                               ---------------------------------

                                         Its:
                                               ---------------------------------

                                    EXHIBIT A

                                 Key Personnel
                                 -------------




            Name                                        Title
            ----                                        -----

     James F. Swallow                         Chief Executive Officer

     J. Bradley Barbeau                       Vice-President of Marketing

     David J. O'Gorman                        Chief Financial Officer

     Ronald B. Balsbaugh                      Vice-President of Sales and
                                              Distribution



                                      A-1